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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 24, 2002


                           VERMONT WITCH HAZEL COMPANY
             (Exact name of registrant as specified in its charter)


                                     Nevada
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                 (State or other jurisdiction of incorporation)

         333-42036                                         95402724
----------------------------               -------------------------------------
  (Commission File Number)                   (IRS Employer Identification No.)


     41484 Christy Street, Freemont, CA                               94538
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  (Address of principal executive offices)                          (Zip Code)



       Registrant's telephone number, including area code: (510) 226-7696


                2591 Dallas Parkway, Suite 102, Frisco, TX 75034
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT


On October 24, 2002 pursuant to a stock purchase agreement dated October 15, 2002, Kevin Halter Jr. sold 6,026,798 shares of the Company's common stock to Ming Tung Chok and Nancy Chu representing approximately 51% of the Company's issued and outstanding shares of common stock.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 22, 2002, the Registrant acquired all of the issued and outstanding stock of SOYO, Inc., a Nevada corporation for the original issuance of 1,000,000 new shares of Class A Convertible Preferred stock valued at $1,000,000.00 and 28,182,750 new shares of common stock thereby making SOYO, Inc. a wholly owned subsidiary of the Registrant.

ITEM 6. RESIGNATION OF DIRECTORS

Simultaneously with the purchase, the current officers and directors of the Registrant resigned and the following three persons were elected to replace them: Nancy Chu, Ming Tung Chok, and Bruce Nien Fang Lin.


EXHIBITS

Exhibit No. 10.1   Stock Purchase Agreement dated October 15, 2002.
Exhibit No. 10.2   Press Release dated October 25, 2002.



SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


VERMONT WITCH HAZEL COMPANY, INC.

By: /s/ Ming Tung Chok
---------------------------------------------
President (Chief Executive Officer), Director




Dated: October 30, 2002